UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 3, 2013

Green Dot Corporation
(Exact Name of the Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34819	95-4766827
(Commission File Number)	(IRS Employer Identification No.)

3465 East Foothill Blvd. Pasadena, CA 91107	(626) 765-2000
(Address of Principal Executive Offices)	(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Officer Departure
On April 8, 2013, John Keatley, Chief Financial Officer of Green Dot Corporation ("Green Dot"), notified Green Dot that he would be leaving the company effective September 1, 2013. Mr. Keatley will be leaving Green Dot in order to relocate his family to Sweden, his wife's original home, where he will serve as chief financial officer for a Stockholm-based technology company. Mr. Keatley has committed to continue to serve full time as Green Dot's Chief Financial Officer through September 1, 2013 and will additionally assist in recruiting a new Chief Financial Officer.
2013 Executive Officer Bonus Plan
On April 3, 2013, the Compensation Committee of Green Dot's Board of Directors approved Green Dot's 2013 Executive Officer Incentive Bonus Plan (“Plan”), which is designed to reward designated executive officers, including executive officers identified as named executive officers in Green Dot's 2012 annual meeting proxy statement, if Green Dot achieves adjusted EBITDA and annual revenue objectives for 2013.
The named executive officer participants in the Plan, and their 2013 on-target bonus amounts under the Plan, are: Steven W. Streit, Chairman, President and Chief Executive Officer -- $555,000; John L. Keatley, Chief Financial Officer -- $298,000; and John C. Ricci, General Counsel and Secretary -- $180,000.
Under the Plan, participants are eligible to receive one annual bonus, each in an amount equal to the participant's full 2013 on-target bonus for achievement of the two financial objectives described below. The actual bonus payment is the on-target bonus payment multiplied by a percentage (which may be more or less than 100% but shall not exceed 150%) that varies depending upon achievement of the financial objectives. Each of the financial objectives is given equal weight, except that no bonus shall be payable if Green Dot fails to achieve at least 90% of both financial objectives.
The financial objectives under the Plan are expressed in terms of the (i) annual goals contained in Green Dot's financial plan for adjusted EBITDA, which is calculated by adding the amount of all stock-based compensation to the amount of earnings before interest, income taxes, depreciation and amortization reflected in Green Dot's consolidated statements of operations; and (ii) annual goals contained in Green Dot's financial plan for annual revenue, which is calculated by adding the amount of stock-based retailer incentive compensation to the amount of total operating revenues reflected in Green Dot's consolidated statements of operations.
The financial targets under the Plan may be modified or adjusted for non-recurring or extraordinary items.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GREEN DOT CORPORATION

By:	/s/ JOHN C. RICCI
John C. Ricci
General Counsel and Secretary

Date: April 10, 2013